UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):October 31, 2022

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2022, CVRx, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Innovatus Life Sciences Fund I, LP, as the collateral agent and a lender, and the other lenders from time to time party thereto, under which the Company may borrow, subject to the Company’s achievement of certain milestones, up to a total of $50.0 million in a series of three term loans. The term loans advanced pursuant to the Loan Agreement (collectively, the “Term Loans”) will bear interest at a floating rate per annum equal to the sum of (a) the greater of (i) the prime rate and (ii) 5.50% plus (b) 2.65%. The interest only period is five years followed by a three-month repayment period. The Term Loans mature on January 31, 2028. The Loan Agreement includes certain other fees, such as a final fee of 4.5% of the funded loan amounts. The Loan Agreement contains customary representations and warranties and covenants, subject to customary carve outs, and includes financial covenants related to or based upon liquidity and trailing twelve months revenue. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Also on October 31, 2022, the closing date, the Company borrowed the minimum amount of $7.5 million under the Loan Agreement. The Company has the option to draw down (i) the remaining $7.5 million of the first tranche from the filing date of the Company’s Form 10-K for the year ending December 31, 2022 until September 30, 2023, (ii) up to $30.0 million less the amount funded from the first tranche between September 1, 2023 and December 15, 2023 if the Company achieves trailing three months revenue of $5.75 million prior to June 30, 2023, and (iii) up to $20.0 million between September 1, 2024 and December 15, 2024 if the Company achieves trailing three months revenue of $9.0 million prior to June 30, 2024. A performance covenant takes effect at the earlier of September 30, 2025 or the third tranche funding requiring that the Company achieve 50% of the trailing twelve months revenue target set in the Board-approved revenue plan in effect for such period. The Term Loans are secured by substantially all of the Company’s assets.

Item 2.02. Results of Operations and Financial Condition.

On November 1, 2022, the Company issued a press release announcing its financial results for the quarter ended September 30, 2022. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of October 31, 2022, among CVRx, Inc., Innovatus Life Sciences Fund I, LP, as the collateral agent and a lender, and the other lenders from time to time party thereto
99.1	Press release of CVRx, Inc., dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the availability and funding of the second and third tranches of the loan, the timing thereof and the satisfaction of the conditions thereto, including achievement of certain milestones. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the satisfaction of the conditions to the funding of the second and third tranches and the Company’s ability to maintain (and otherwise comply with the covenants in) the Loan Agreement. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: November 1, 2022	By:	/s/ Nadim Yared
Name: Nadim Yared
Its: President and Chief Executive Officer